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EXHIBIT 10.26

STATE OF MINNESOTA	DISTRICT COURT
COUNTY OF RAMSEY	SECOND JUDICIAL DISTRICT
Case Type: Other Civil
Court File No. C4-05-2210
In the Matter of Willis Group Holdings, Ltd., Willis North America Inc., Willis of Minnesota, Inc., and Stewart Smith Group	ASSURANCE OF DISCONTINUANCE

INTRODUCTION

        1.     This Assurance of Discontinuance ("Assurance") is entered into under Minn. Stat. § 8.31, subdivision 2b (2004), between the State of Minnesota, through its Attorney General, Mike Hatch, and Willis Group Holdings, Ltd., Willis North America Inc., Willis of Minnesota, Inc. and Stewart Smith Group (hereafter collectively referred to as "Willis Group").

        2.     Mike Hatch is the Attorney General of Minnesota and is authorized under Minn. Stat. § 8.31 (2004) and common law to enforce Minnesota's consumer protection laws.

        3.     Willis Group Holdings, Ltd. ("Willis Holdings") is a holding company with its registered corporate headquarters in Bermuda.

        4.     Willis Holdings operates in the United States through its subsidiary, Willis North America Inc. ("Willis North America").

        5.     On March 8, 2005 the Minnesota Attorney General filed a motion to compel Willis Group to comply with a Civil Investigation Demand ("CID") that the Minnesota Attorney General had issued on behalf of the State of Minnesota on December 15, 2004.

GENERAL PROVISIONS

        6.     This Assurance is not an admission of a violation of Minnesota law for any purpose.

        7.     Willis Group has read and understands this Assurance and enters into it voluntarily and with the benefit of legal counsel.

        8.     The Minnesota Attorney General, without further notice, may make ex parte application to the District Court for an Order approving this Assurance. Service of the Order may be made upon Willis Group by mailing a copy of the Order to Mary Caiazzo, Assistant General Counsel to Willis Group Holdings. Ltd.

        9.     William P. Bowden, Jr. declares that he is the General Counsel of Willis Group Holdings, Ltd. and, as such, has been authorized to enter this Assurance on behalf of Willis Group.

        10.   This Assurance constitutes a full and final resolution between the Minnesota Attorney General and Willis Group of all claims brought by the Minnesota Attorney General for the alleged conduct described in the Motion to Compel, up to and including the date of the signing of this Assurance on behalf of the Minnesota Attorney General, as long as Willis Group is in compliance with the terms of this Assurance.

        11.   On April 7, 2005, Willis Group entered into an Agreement with the Attorney General for the State of New York (hereafter "New York Agreement"), based on alleged improprieties as set forth therein and in the earlier Motion to Compel brought by the Minnesota Attorney General.

AGREEMENT

        12.   Willis Group agrees to adhere within the State of Minnesota to all provisions of the New York Agreement. Through such incorporation, all parties expressly agree and intend that the Minnesota Attorney General has full enforcement authority over the terms of the New York Agreement, including but not limited to the business reforms, with respect to Minnesota Clients as defined below.

        13.   For purposes of this Assurance, the term "Minnesota Client" means any entity, including but not limited to persons, corporations, partnerships, non-profit organizations, and governmental entities, that are located, headquartered, or have a principle place of business in the State of Minnesota and that were clients of Willis Group at any time from January 1, 2001 to December 31, 2004 regardless of which Willis Group office serviced the particular client.

        14.   Minnesota Clients shall be entitled to restitution pursuant to the terms and amounts of the New York Agreement. In addition to such payments, Willis North America hereby agrees and covenants to pay an additional $1 million in restitution to Minnesota Clients (hereafter "Minnesota Restitution") in a manner directed by the Minnesota Attorney General. Willis Group agrees to provide the Minnesota Attorney General with any information the Minnesota Attorney General deems necessary to make the decision as to how the additional Minnesota Restitution will be paid. Willis North America agrees to mail the additional Minnesota Restitution payments to the Minnesota Clients within thirty (30) days of the Minnesota Attorney General informing Willis Group as to how the additional Minnesota Restitution will be paid.

Dated:	MIKE HATCH
Attorney General State of Minnesota
LORI R. SWANSON Solicitor General Minn. Atty. Reg. No. 254812
ANN K. BLOODHART Minn. Atty. Reg. No. 248393 Suite 1400, NCL Tower 445 Minnesota Street St. Paul, Minnesota 55101-2131 (651) 205-4786 (Voice)
ATTORNEYS FOR STATE OF MINNESOTA
Dated:	WILLIAM P. BOWDEN, JR. General Counsel Willis Group Holdings, Ltd.

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  EXHIBIT 10.26